NATIONAL HEALTH INVESTORS, INC.

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          March 20, 1997

To the Stockholders:

     The Annual Meeting (the "Meeting") of Stockholders of National Health Investors, Inc. (the "Company") will be held at City Center, 14th Floor, 100 Vine Street, Murfreesboro, Tennessee on Thursday, March 20, 1997, at 5:00 p.m. C.S.T., for the following purposes:

     1.   To re-elect one Director;

     2.   To adopt the 1997 Stock Option Plan;

     3. To ratify the selection of Arthur Andersen LLP as independent accountants for the year ending December 31, 1997; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The nominee for re-election as director is Robert T. Webb. He is currently serving as a director of the Company.

     The Board of Directors has fixed the close of business on Wednesday, February 5, 1997, as the record date for the determination of stockholders who are entitled to notice of and to vote at the Annual Meeting of the Stockholders or any adjournments thereof.

     We encourage you to attend the Meeting. Whether you are able to attend or not, we urge you to indicate your vote on the enclosed proxy card FOR the re-election of Mr. Webb as Director, FOR the adoption of the 1997 Stock Option Plan, and FOR ratification of the selection of Arthur Andersen LLP as independent accountants for the year ending December 31, 1997. Please sign, date, and return the proxy card promptly in the enclosed envelope. If you attend the Meeting, you may vote in person even if you have previously mailed a proxy card.

                         By Order of the Board of Directors

                         Richard F. LaRoche, Jr.
February 13, 1997             Secretary
Murfreesboro, Tennessee

                 NATIONAL HEALTH INVESTORS, INC.
                         100 Vine Street
                  Murfreesboro, Tennessee 37130

                  ------------------------------
                         PROXY STATEMENT
                  ------------------------------

                  ANNUAL MEETING OF STOCKHOLDERS

                          March 20, 1997

     The accompanying proxy is solicited by the Board of Directors of National Health Investors, Inc., (the "Company") to be voted at the Annual Meeting (the "Meeting") of Stockholders to be held on Thursday, March 20, 1997, commencing at 5:00 p.m. C.S.T. and at any adjournments of the Meeting. It is anticipated that this proxy material will be mailed on or about February 13, 1997 to all Stockholders of record on February 5, 1997.

     A copy of the Annual Report of the Company for the year ended December 31, 1996, including financial statements, is enclosed herewith. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE DIRECTED TO RICHARD F. LaROCHE, JR., SECRETARY OF THE COMPANY, AT 100 VINE STREET, SUITE 1202, MURFREESBORO, TENNESSEE 37130.

     A stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the Meeting and elects to vote in person. If the proxy is neither revoked nor suspended, it will be voted by those therein named.

Votes Required

     Shares of Common Stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the Company's Secretary who will determine whether or not a quorum is present. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes in favor of such matter. Accordingly, an abstention from voting on Proposals II and III by a stockholder present in person or represented by proxy at the Meeting will have the same legal effect as a vote "against" the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such vote differently. An abstention on Proposal I will have no effect on the voting on such matter. If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" may affect establishment of a quorum, but once a quorum is established, will have no effect on the voting on such matter.

     A majority of the issued and outstanding shares of Common Stock entitled to vote constitutes a quorum at the Meeting. The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the election of a director, while the adoption of the 1997 Stock Option Plan and the ratification of the appointment of the Company's independent accountants requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock.

         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Board of Directors has fixed the close of business on Wednesday, February 5, 1997 as the record date. The outstanding voting securities of the Company as of January 27, 1997, consisted of 23,633,201 shares of Common Stock, par value $.01 per share ("Common Stock"). Stockholders of record as of the record date are entitled to notice of and to vote at the Meeting or any adjournments thereof. Each holder of the shares of Common Stock is entitled to one vote per share on all matters properly brought before the Meeting. Stockholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

     The following information is based upon filings made by the entities identified below with the Securities and Exchange Commission: at January 27, 1997, no person was known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock.



                            PROPOSAL I

                       ELECTION OF DIRECTOR

     Pursuant to the Company's Articles of Incorporation, the directors have been divided into three groups. At the March 20, 1997 Meeting, one director will be elected to hold office for a term of three years or until his successor shall have been duly elected and qualified.

     The nominee for election to the position of director to be voted upon at the Meeting is Robert T. Webb, a current Director of the Company. Unless authority to vote for the election of director has been specifically withheld, the persons named in the accompanying proxy intend to vote for the election of Mr. Webb to hold office as a director for a term of three years or until his successor has been duly elected and qualified.

     If the nominee becomes unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person as may be determined by the holders of such proxies.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE.


     The following information relates to the nominee for election as a director of the Company and the other persons whose terms as directors continue after the Meeting, as well as officers and directors of the Company as a group:

                                                             Common       Percent
                                                             Stock          of
                                          Expiration       Beneficially    Shares
                                          of term as        Owned at    Outstanding
Name                     Age  Position    Director<F1>     12/31/96<F2>   12/31/96
Robert T. Webb           52   Director       1997             33,450         *
Ted H. Welch             63   Director       1998             17,000         *
Jack Tyrrell             50   Director       1999             15,586         *
W. Andrew Adams          51   Director &
                              President      1999            994,557        4.2%
Richard F. LaRoche, Jr.  51   Director &
                              Secretary      1998            290,505        1.2%


All Directors and Executive Officers as a group (5 people) 1,351,098        5.8%

*Less than 1%

<F1>All directors were first elected in 1991.

<F2>Except as otherwise noted, all shares are owned beneficially with sole voting and investment power. Included in the amounts above are 5,000 shares to Mr. Webb, 8,000 shares to Mr. Tyrrell, 9,000 shares to Mr. Welch, 40,000 shares to Mr. Adams and 8,000 shares to Mr. LaRoche of which all may be acquired upon the exercise of stock options granted under the Company's 1991 Stock Option Plan.

   Mr. Webb has served as a Director of the Company since its inception in 1991. Mr. Webb is the owner of commercial buildings and rental properties in the Middle Tennessee area, a subdivision developer, and a partner in commercial properties located in Rosslyn, Virginia, and Phoenix, Arizona. Mr. Webb is the President and sole owner of Webb's Refreshments, Inc., which has been in operation serving the Middle Tennessee area since 1976. Mr. Webb attended David Lipscomb College and received a B.A. in business marketing from Middle Tennessee State University in 1969.

   Mr. Welch has owned and operated income producing real estate (primarily office buildings) in the southeastern United States since 1976. From 1953 until 1971, Mr. Welch worked for the Southwestern Company where he became Executive Vice President. From 1971 to 1974, he served as the Commissioner of Finance and Administration for the State of Tennessee, in which capacity he was responsible for all construction and maintenance of State of Tennessee real property, along with being chief operating officer. Mr. Welch received a B.S. from the University of Tennessee at Martin and attended the Graduate School of Management at Indiana University. Mr. Welch is President and Chief Executive Officer of Eagle Communications. Mr. Welch serves on the Board of Directors of American Constructors, Inc.; First American National Bank, Nashville, Tennessee; Logan's Roadhouse, Inc.; and Southeast Service Corporation.

   Mr. Tyrrell has served as a Director of the Company since its inception in 1991. Mr. Tyrrell is a partner of Richland Ventures, L.P. and Richland Ventures, L.P. II, venture capital firms based in Nashville, Tennessee, which were founded in May 1994 and September 1996. He also currently serves as a general partner of Lawrence, Tyrrell, Ortale & Smith and Lawrence, Tyrrell, Ortale & Smith, II, L.P., venture capital partnerships based in Nashville, Tennessee and New York, New York. Mr. Tyrrell serves as a director of Regal Cinemas and Premier Parks, both of which are publicly held entities.

   Mr. Adams has been President and a Director of the Company since its inception in 1991. Mr. Adams has also been President of National HealthCare L.P., the Company's Investment Advisor ("NHC") since 1974. He has served on the Multi-Facility Committee of the American Health Care Association, the trade association for long-term health care center companies. He has an M.B.A. from Middle Tennessee State University. Mr. Adams serves on the Board of Directors of David Lipscomb University in Nashville, Tennessee, and of SunTrust Bank in Nashville, Tennessee.

   Mr. LaRoche has served as Vice President, Secretary and a Director of the Company since its inception in 1991. He also has been General Counsel of NHC since 1971, Secretary of NHC since 1974 and Senior Vice President of NHC since 1986. He received a J.D. from Vanderbilt University and an A.B. from Dartmouth College. Mr. LaRoche is responsible for legal affairs, acquisitions and finance for both companies.

Board of Directors and Committees of the Board

   The Board of Directors held 4 meetings during 1996. All directors were present at the meetings of the Board and of committees on which he served. The Board as a whole serves as the Audit Committee, and the Compensation Committee is comprised of non-employee Directors (Mr. Webb, Mr. Welch and Mr. Tyrrell).

   The Audit Committee, which met one time in 1996, selects the Company's independent accountants, fixes the compensation to be paid to such accountants, reports to the Board with respect to the scope of audit procedures and determines compliance as to the company's policies and procedures.

   Except for the issuance of stock options pursuant to the existing 1991 Stock Option Plan, the Compensation Committee, which did not meet in 1996, currently has no responsibility since the Company contracts with NHC to act as its Investment Advisor, one responsibility of which is to employ and compensate all officers and employees.


        COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                     AND CERTAIN TRANSACTIONS
Cash Compensation

   Directors not affiliated with NHC, the Company's Investment Advisor, receive compensation for their Board service in the amount of $2,500 per meeting attended. The Company reimburses all directors for travel expenses incurred in connection with their duties as directors of the Company.

   The Company's executive officers (Mr. Adams and Mr. LaRoche) are also employees of NHC. Their compensation is determined solely by NHC, which allocates a portion of their annual performance bonus to the Company. Payment of the allocated amount by the Company is credited against the Advisory Fee paid NHC. Neither Mr. Adams nor Mr. LaRoche have yet had allocated any performance bonus for 1996. Mr. Adams and Mr. LaRoche received $450,000 and $225,000 respectively in 1995, and $400,000 and $200,000 respectively in 1994. The Company paid no other perquisites or bonuses to its executive officers. Because NHC sets the salaries of the Company's two executive officers, the Company's Compensation Committee does not issue a Compensation Committee Report for its proxy statements.

Director and Officer Options

   The 1991 Option Plan as amended in 1994, provides for an automatic grant to each non-NHC affiliated director of an option to purchase 5,000 shares of Common Stock on the date of the Annual Stockholder's Meeting at the then fair market value.

   The 1991 Option Plan permits options to be exercised for cash or by surrender of shares of Common Stock of the Company valued at the then fair market value. Unless otherwise specifically provided in the option agreement, no option or SAR shall be transferable other than by will, family gift, or the laws of descent and distribution. The 400,000 shares which may be issued under the 1991 Option Plan and the exercise prices for outstanding options are subject to adjustment in the event that the number of outstanding shares of Common Stock will be changed by reason of stock splits, stock dividends, reclassifications or recapitalizations. Options on 249,000 shares have been granted through December, 1996, and the balance available granted in January, 1997. In addition, upon a merger or consolidation involving the Company, participants are entitled to shares in the surviving corporation upon the terms set forth in the 1991 Option Plan.

   Pursuant to the automatic grant provisions of the Plan, the three non-NHC affiliated directors have each received options to purchase shares at $25.00 per share in 1993, $28.75 per share in 1994, $25.375 in 1995, and
$33.50 in 1996. The outside directors have exercised all options granted in 1993, all but 1,000 shares granted in 1994, all but 9,000 of the 1995 grants and none of the 1996 grants.

   In 1993 the Board awarded options on 100,000 shares at the then fair market value of $25.00 to its Investment Advisor, with the direction that they be allocated among those employees who were directly involved in the provision of investment advisory services to the Company. Of those 100,000 shares, 28,000 were allocated to Director Adams, 20,000 to Director LaRoche, and 52,000 to other NHC employees. Of the 100,000 shares, 16,000 shares were purchased by NHC employees during 1996, 28,500 shares in 1995, and 22,500 shares in 1994. On June 1, 1995, the Company awarded options on another 100,000 shares at the then fair market value of $26.00 per share to key NHC employees, 28,000 of which were awarded to Mr. Adams and 20,000 of which were awarded to Mr. LaRoche. Of the 100,000 shares granted in 1993, 10,202 shares were purchased by NHC employees during 1995, and 48,086 shares were purchased during 1996.

   Table A and B below set forth information regarding options which are outstanding, granted or exercised under the 1991 Option Plan as of December 31, 1996, for the Company's two executive officers. Table C sets forth information regarding options outstanding and exercised during 1996 for the Executive Officers, all non-NHC affiliated directors and all other NHC employees as a group. The Company has not granted any SARs.

                             TABLE A
              Option/SAR Grants in Last Fiscal Year
                                                                   Potential Realizable
                                                                  Value at Assumed Annual
                                                                   Rates of Stock Price
                                                                 Appreciation for Option
                  Individual Grants                                        Term
         -------------------------------------------------------------------------------
                               Percent of
                                 Total
                  Number of     Options/
                  Securities      SARs
                  underlying   Granted to
                   option/     Employees    Exercise of
                    SARS       in Fiscal     Base Price
                   Granted        Year        ($/Sh)      Expiration
                     ($)                                     Date
                                                                        5%($)   10%($)
--------------------------------------------------------------------------------------
W. Andrew Adams       -0-          -0-          -0-          -0-         -0-     -0-
Richard F.LaRoche,
   Jr.                -0-          -0-          -0-          -0-         -0-     -0-

                                       TABLE B
                 Aggregated Option/SAR Exercises in Last Fiscal Year
                             and FY-End Option/SAR Values
                                                    Number of
                                                    Securities      Value of
                                                    Underlying     Unexercised
                                                    Unexercised      in-the
                                                     Options/        Money
                                                      SARs at       Options/
                                                    Fiscal Year-    SARs at
                          Shares          Value         End        Fiscal Year-
                       Acquired on      Realized        (#)          End ($)
Name                   Exercise(#)         ($)      Exercisable    Exercisable
-------------------------------------------------------------------------------
W. Andrew Adams            4,000          34,500      40,000         482,000
Richard F. LaRoche, Jr.   24,000         149,500       8,000         102,000

                                       TABLE C
                       Shares Under    Expiration      Options        Remaining    Exercise
Name of Participant    Option: 1996       Date      Exercised:1996     Options      Price
W. Andrew Adams           16,000         3/4/94         4,000           12,000      $25.00
                          28,000         6/1/00          -0-            28,000      $26.00
Richard F. LaRoche, Jr.   12,000         3/4/98         4,000            8,000      $25.00
                          20,000         6/1/00        20,000             -0-       $26.00
All Executive Officers    28,000         3/4/98         8,000           20,000      $25.00
 (2 persons)              48,000         6/1/00        20,000           28,000      $26.00

All Non-NHC Affiliated     3,800         3/4/98         1,800            1,000      $25.00
 Directors (3 persons)     2,000        3/10/99         1,000            1,000      $28.75
                          12,193        3/16/00         3,193            9,000      $25.38
                          15,000        3/21/01          -0-            15,000      $33.50

All Other NHC Employees   21,000         3/4/98         9,000           12,000      $25.00
(12 persons)              41,798         6/1/00        28,086           13,712      $26.00

   The Company's grant or issuance of an incentive stock option under the 1991 Option Plan has no federal income tax consequences to either the Company or the optionee. Nor do any federal income tax consequences occur to either the Company or the optionee upon the optionee's exercise of his or her incentive stock option and purchase of Common Stock up to $100,000 per year, except that the difference between the fair market value of the stock purchased pursuant to the exercise of the option and the amounts paid upon the option's exercise (the "Spread") would be included in the optionee's alternative minimum taxable income for alternative minimum tax purposes. For options purchased in excess of the $100,000 limit, or which are not held for the time discussed in the next paragraph, the Spread is taxable as ordinary income to the key employee and deductible by the Company at the time of exercise.

   If the optionee holds the stock purchased upon the exercise of the option for the requisite period under the Internal Revenue Code, then upon the optionee's disposition of the stock he or she will recognize capital gain (or loss) for federal income tax purposes on the amount of the Spread. The Company would not be entitled to a deduction upon such a disposition. To be entitled to such capital gains treatment the optionee must not dispose of the underlying stock within two (2) years after the date the option is granted or one (1) year after the option is exercised.

   If the optionee disposes of the stock prior to such time, then the optionee will recognize ordinary income in an amount equal to the lesser of
(i) the difference between the sales proceeds and the optionee's cost, and
(ii) the difference between the fair market value of the stock on the date of exercise and the optionee's cost. The balance of the gain on a premature disposition of the stock, if any, will be capital gain for federal income tax purposes. Such a premature disposition will entitle the Company to a deduction equal to the amount of ordinary income recognized by the optionee.

   No federal income tax consequences occur to either the Company or the optionee upon the Company's grant or issuance of a non-qualified stock option under the 1991 Option Plan so long as the option does not have a "readily ascertainable fair market value" at the time of grant. Upon an optionee's exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the stock purchased pursuant to the exercise of the option and the exercise price of the option. However, if the stock purchased upon exercise of the option is not transferable or is subject to a substantial risk of forfeiture, then the optionee will not recognize income until the stock becomes transferable or is no longer subject to such a risk of forfeiture (unless the optionee makes an election under Internal Revenue Code Section 83(b) to recognize the income in the year of exercise, which election must be made within thirty days of the option exercise). The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee in the year in which such income is recognized by the optionee. Upon a subsequent disposition of the stock, the optionee will recognize capital gain to the extent the sales proceeds exceed the optionee's cost of the stock plus the previously recognized ordinary income.

   The Company has implemented an option exercise loan guaranty program, the purpose of which is to facilitate Directors and Key Employees (of either NHI or the Investment Advisor) exercising options to purchase NHI common stock. Each Director and Key Employee to whom options to purchase NHI common shares have been granted is eligible to have up to $100,000 per year of loans made from commercial banking institutions, the proceeds of which are used to exercise NHI options, guaranteed by NHI. The guarantee is structured as follows: Option holders must pledge to NHI 125% of the loan amount in publicly traded stock as additional collateral for the guarantee; the option holder must personally guarantee the loan to the bank and indemnify NHI for any loss or liability on its guaranty; the interest rate charged by the bank and all expenses pertaining to the loan are to be borne by the Director or Employee, and the maximum outstanding amount of loan guarantees is $5,000,000. Although the facility has a one year term, the guarantee will continue for five years, and is renewable at the discretion of the Directors. The below table indicates the current amount of loans outstanding by Directors of NHI individually and by all designated NHC employees collectively as of December 31, 1996.

                            Current        Maximum
                             Loan           Loan        Commercial Bank
                          Outstanding    Outstanding    Originating Loan

W. Andrew Adams                -0-            -0-             N/A
Richard F. LaRoche, Jr.   $  300,000     $  300,000   SouthTrust Bank of TN
Jack Tyrrell                   -0-            -0-             N/A
Robert T. Webb               225,686        225,686      Union Planters
Ted H. Welch                  99,125         99,125   SouthTrust Bank of TN
NHC Employees              1,323,265      1,300,000      SouthTrust/U.P.


Section 16(a) Beneficial Ownership Compliance

   Section 16(a) of the Securities and Exchange Act of 1934 as amended requires officers, directors, and persons who own more than 10% of the Company's equity securities to file statements of changes in beneficial ownership (Forms 4 or 5) with the Securities and Exchange Commission (the SEC) and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file.

   To the Company's knowledge based solely on the review of the copies of such forms received by it, the Company believes that during 1996 all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with and were timely filed.

Investment Advisor

   The Company has entered into an Advisory Administrative Services and Facilities Agreement (the "Advisory Agreement") with NHC as Advisor under which NHC will provide management and advisory services during the term of the Advisory Agreement.

   Under the terms of the Advisory Agreement, NHC, as advisor, agrees to use its best efforts:

   a) To present to the Company a continuing and suitable investment program consistent with the investment policy of the Company as adopted by the Directors from time to time;

   b) To manage the day-to-day affairs and operations of the Company, including the employment of and compensation to all personnel; and

   c) To provide administrative services and facilities appropriate for such management.

   In performing its obligations under the Agreement, the advisor is subject to the supervision of and policies established by the Company's Board of Directors.

   The Advisory Agreement is for a stated term expiring December 31, 1996, and thereafter from year-to-year unless earlier terminated. However, either party may terminate the Advisory Agreement at any time, on 90 days notice, and the Company may terminate the Advisory Agreement for cause at any time.

   For its services under the Advisory Agreement, the advisor is entitled to annual compensation of $1,625,000 payable in monthly installments of $135,417. Salaries paid by the Company to its executive officers are credited against these installments. From 1993 and later years in which Per Share Funds From Operations of the Company exceed Per Common Share Funds From Operations during 1992, the $1,625,000 annual compensation increases by the same percentage that Per Common Share Funds From Operations in such later years exceed those in 1992. $3,101,000 was earned in 1996. The Advisory Agreement conditions payment of such annual compensation in any year upon the Company's having funds from operations in such year sufficient to enable the Company to pay from funds from operations annual dividends of at least $2.00 per share. Unpaid compensation will accrue together with interest at Prime + 2 percentage points to be paid in later years to the extent that funds from operations exceed the dividend requirements. All payments are current.

Comparison of Cumulative Total Return

   Since the Company's creation in October, 1991, the Company's cumulative total return as compared with the S & P 500 Index and all other publicly traded real estate investment companies (NAREIT MORTGAGE) is as shown in the graph on the back cover of this Proxy Statement.


                          PROPOSAL II

      RATIFICATION AND ADOPTION OF 1997 STOCK OPTION PLAN

   The Company and the shareholders have previously approved the 1991 Stock Option Plan, which made available a total of 400,000 shares of common stock for issuance of incentive stock options qualifying under Section 422A of the Internal Revenue Code of 1986 as amended, non-qualified stock options and Stock Appreciation Rights. As of December 31, 1996 options to purchase 251,000 shares have been granted, of which 99,712 have not yet been exercised. In early 1997 options were granted on the balance of the available shares under the 1991 Stock Option Plan.

   In reviewing the 1991 Plan the Board found that the Plan had significantly contributed to the objectives of i) providing incentive based compensation for key employees of the Investment Advisor as well as the non-NHC affiliated board members, and ii) enhanced the longevity of the Investment Advisor's key employees. Accordingly, the Board has now passed and recommended for shareholder approval the 1997 Stock Option Plan, pursuant to which, and for up to a ten year period of time, the Board can award grants of the common stock of the Company to its employees, the Investment Advisor and/or key employees of the Investment Advisor. Additionally, and within the 600,000 shares made available, non-NHC affiliated directors will each receive an option for 15,000 shares annually to be issued at the closing price of the Company's stock on the day of that year's annual meeting, except during 1997 when their grants shall be on the date and at the price of the final grants pursuant to the 1991 Stock Option Plan. Other significant provisions of the 1997 Stock Option Plan are:

* If an option holder who is employed by the Company, a subsidiary or its Investment Advisor shall cease to be employed in a full time position for any reason other than death, the Company may elect to repurchase any and all Common Stock held by such option holder at a price per share equal to the exercise price of such option. The Company's right to repurchase shall continue for a period of six years from the date of grant of such option.

* Incentive stock options may be granted at an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant. Incentive Stock Options may not be exercised later than 10 years after the date of grant, and sooner if so directed by the committee at the time of the grant.

* Non-qualified stock options may be granted to such key employees, directors, consultants and advisors and on such terms as determined by the Committee. Non-qualified stock options may be granted with an exercise price less than the fair market price of the Common Stock. SARs may be granted separately or attached to non-qualified stock options. SARs shall include in their terms the fair market value of one share of the Company's Common Stock and shall provide that the SARs are not exercisable prior to such date as determined by the Committee. SARs may be called for exercise at any time by the Committee without the approval of the holder of such SAR. SARs attached to non-qualified stock options may only be exercised to the extent the non-qualified stock option is exercisable.

* In the event any option holder ceases to be a full time employee for any reason other than permanent and total disability or death, any option granted to such employee may be exercised within 90 days after the date of such termination of employment to the extent the option was otherwise exercisable and only with the then approval of the Board of Directors. In the event the option holder ceases to be an employee of the Company or the Investment Advisor by reason of permanent and total disability, the holder or his or her representative may exercise the option for a period of one year following such termination of employment to the extent the option was otherwise exercisable. In the event of the death of an optionee while an employee of the Company, any option granted to such employee may be exercised in whole or in part to the extent the option was otherwise exercisable for a period of one year following such employee's death. In the event an option holder is discharged for cause, any option shall terminate upon notice of discharge. In no event under any of these provisions may any option be exercised beyond the expiration of the term of the option.

* The 1997 Stock Option Plan permits options to be exercised for cash or by surrender of shares of Common Stock of the Company valued at the then fair market value. Unless otherwise specifically provided in the option agreement, no option or SAR shall be transferable other than by will, family gift, or the laws of descent and distribution. The number of shares which may be issued under the 1997 Option Plan and the exercise prices for outstanding options are subject to adjustment in the event that the number of outstanding shares of Common Stock will be changed by reason of stock splits, stock dividends, reclassifications or recapitalizations. In addition, upon a merger or consolidation involving the Company, participants are entitled to shares in the surviving corporation upon the terms set forth in the 1997 Stock Option Plan.

   The federal income tax consequences to the Company or the optionee at the time of the grant or at the time of the exercise are reviewed in detail following Table C in this proxy.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                        "FOR" PROPOSAL II.

                          PROPOSAL III

                RATIFICATION OF APPOINTMENT OF AND
         RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

   The Company has selected Arthur Andersen LLP as its independent auditors for fiscal year ending December 31, 1997. Although a stockholder vote is not required, the Board would like the approval of stockholders for this appointment. Arthur Andersen LLP audited the Company's financial statements for the year ended December 31, 1996.

   If the stockholders do not ratify the selection of Arthur Andersen LLP, the selection of independent accountants will be reconsidered by the Board of Directors, although the Board of Directors would not be required to select different independent accountants for the Company. The Board of Directors retains the power to select another firm as independent accountants for the Company to replace the firm whose selection was ratified by the Company's stockholders in the event the Board of Directors determines that the best interest of the Company warrants a change of its independent accountants.

   Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from stockholders at the Annual Meeting.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                      "FOR" PROPOSAL III.


                     STOCKHOLDER PROPOSALS

   October 16, 1997, is the date by which proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                     EXPENSES OF SOLICITATION

   The total cost of this solicitation will be borne by the Company. In addition to use of the mail, proxies may be solicited by directors and officers of the Company personally and by telephone, telegraph, or facsimile transmission.

                         OTHER MATTERS

   The Board of Directors knows of no other business to be presented at the Meeting, but if other matters do properly come before the Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their best judgment.


                            s/Richard F. LaRoche, Jr.
                            Richard F. LaRoche, Jr., Secretary

February 13, 1997
Murfreesboro, Tennessee

                           NATIONAL HEALTH INVESTORS, INC.
                        Comparison of Cumulative Total Return
                                     1991    1992    1993    1994    1995    1996
                                     ---------------------------------------------
National Health Investors, Inc.       100    103.5   135.9   139.1   193.3   240.4
S & P 500                             100    107.7   118.4   119.9   164.9   202.7
NAREIT Hybrid                         100    116.6   141.3   146.9   180.7   233.8


Assumes $100 invested October, 1991 in National Health Investors, S & P 500 and NAREIT All

PROXY
                          NATIONAL HEALTH INVESTORS, INC.
                     100 Vine Street, Murfreesboro, TN  37130

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints W. Andrew Adams and/or Richard F. LaRoche, Jr. as Proxies, each of them with power of substitution, to represent and vote on behalf of the undersigned all of the shares of National Health Investors, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 100 Vine Street, 14th Floor, Murfreesboro, Tennessee, on Thursday, March 20, 1997, at 5:00 p.m. Central Standard Time and at any adjournment or adjournments therof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of and proxy statement for the meeting (receipt whereof is hereby acknowledged).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR I, II, AND III

I.     ELECTION OF DIRECTORS
                              ___ For nominee          ___ Withhold Authority
                                  Listed Below             to vote for the
                                                           nominee listed below

                                  Robert T. Webb

II.    RATIFICATION OF THE 1997 STOCK OPTION PLAN

           ___ FOR            --- AGAINST             --- ABSTAIN

III. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS

           --- FOR            --- AGAINST             --- ABSTAIN


       In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.


       THIS PROXY WHEN PROPERTY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS I, II, AND III.

                                   Please sign exactly as name appears below.
                                   When shares are hold by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full name as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   Dated: __________________________________

                                   _________________________________________
                                   Signature

                                   _________________________________________
                                   Signature, if held jointly.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
IN THE ENCLOSED ENVELOPE